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Exhibit 23.1

Consent of Reconta, Ernst & Young S.p.A.,
Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 14, 2005 in the Registration Statement on Form F-1 and related Prospectus of Gentium S.p.A. for the registration of 3,105,000 ordinary shares.

/s/ Reconta, Ernst & Young S.p.A.

Reconta, Ernst & Young S.p.A.
Milan, Italy
January 19, 2005

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  Exhibit 23.1